ELECTRONICALLY TRANSMITTED TO THE SECURITIES AND EXCHANGE COMMISSION ON
                                                                   JUNE 18, 1999
                                                      REGISTRATION NO. 333-77793
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 --------------

                                 PROXYMED, INC.
             (Exact name of Registrant as specified in its charter)

                              FLORIDA                                                            65-0202059
                    (State or other jurisdiction                                              (I.R.S. Employer
                 of incorporation or organization)                                           Identification No.)

                                                                                               HAROLD S. BLUE
                                                                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                                                                               PROXYMED, INC.
                     2555 DAVIE ROAD, SUITE 110                                          2555 DAVIE ROAD, SUITE 110
                   FORT LAUDERDALE, FLORIDA 33317                                      FORT LAUDERDALE, FLORIDA 33317
                           (954) 473-1001                                                      (954) 473-1001
   (Address, including zip code, and telephone number, including          (Name, address, including zip code, and telephone number,
      area code, of registrant's principal executive offices)                      including area code, of agent for service)

                                -----------------
                          COPIES OF COMMUNICATIONS TO:

   FRANK M. PUTHOFF, ESQ.
EXECUTIVE VICE PRESIDENT AND                     SPENCER G. FELDMAN, ESQ.
   CHIEF LEGAL OFFICER                            GREENBERG TRAURIG, P.A.
       PROXYMED, INC.                                 METLIFE BUILDING
 2555 DAVIE ROAD, SUITE 110                     200 PARK AVENUE, 15TH FLOOR
FORT LAUDERDALE, FLORIDA 33317                   NEW YORK, NEW YORK 10166
      (954) 473-1001                                   (212) 801-9200

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time as described in the Prospectus after the effective date of this Registration Statement.

                               ------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                               ------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

         The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JUNE 18, 1999

                                   PROSPECTUS

                                1,968,106 SHARES

                                 PROXYMED, INC.

                                  COMMON STOCK

                                 ---------------

           This prospectus relates to the public offering, which is not being underwritten, of shares of common stock of ProxyMed, Inc. The selling shareholders listed on pages 17 and 18 are selling these shares for their own accounts. All of these shares are currently issued and outstanding.

         Our common stock is traded on the Nasdaq National Market under the symbol "PILL."

           The selling shareholders may offer the shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices.

           We encourage investors to read this prospectus carefully.


                                 ---------------

         Investing in the common stock involves some risk. See "Risk Factors" beginning on page 6.

                                 ---------------


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                  The date of this prospectus is June __, 1999



                                 PROXYMED, INC.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

                                TABLE OF CONTENTS
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                                                                                                                PAGE
                                                                                                                ----
About ProxyMed............................................................................................        3

Risk Factors..............................................................................................        6

Where You Can Find More Information.......................................................................       14


Forward-Looking Information...............................................................................       15


Use of Proceeds...........................................................................................       15


Selling Shareholders......................................................................................       16


Plan of Distribution......................................................................................       18


Legal Opinion ............................................................................................       20


Experts...................................................................................................       20

                                 ABOUT PROXYMED

IN GENERAL

         ProxyMed, Inc. is a healthcare information services company operating in three primary business segments:


         o healthcare electronic transaction processing services and communication devices,

         o network engineering services and


         o prescription drug dispensing.


         HEALTHCARE ELECTRONIC TRANSACTION PROCESSING SERVICES AND COMMUNICATION DEVICES

         We provide healthcare electronic transaction processing services and related software products to physicians, independent physician associations, insurance companies, managed care organizations, pharmacies, commercial and hospital laboratories and nursing homes. Our electronic transaction processing services support a broad range of both financial and clinical transactions. To facilitate these services, we have developed and operate ProxyNet,/trademark/ our proprietary national electronic healthcare information network, which provides physicians and other primary care providers with direct connectivity to the industry's second largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories.

         The healthcare industry generates billions of financial and clinical transactions each year, including prescription orders, refill authorizations, lab orders and results, radiology orders and results, medical insurance claims, insurance eligibility inquiries, encounter notifications, and referral requests and authorizations. We believe that the healthcare industry lags behind many other transaction-intensive industries, such as the travel, securities and banking industries, in the number of transactions processed electronically, with the vast majority of healthcare transactions being performed manually and on paper. For physicians, payers, labs and pharmacies to meet the financial and clinical demands of an evolving managed care system, we believe that participants in the healthcare system will need to process many of these types of transactions electronically. Due to the number of participants, lack of standards and complexity of establishing reliable and secure communication networks, the healthcare industry needs companies such as ProxyMed, with its secure, proprietary systems, to facilitate the processing of these transactions.

         Physicians control most healthcare decisions and are a center point for patient-related financial and clinical transactions generated each year. Because of our broad range of both financial and clinical transaction capabilities, we are positioned to provide "one-stop shopping" for all of a physician's electronic transaction processing needs. ProxyMed's goal is to become the nation's leading provider of physician office connectivity and transaction processing services.

         To gain access to the greatest number of physicians, we utilize the following sales and distribution channels for our healthcare electronic transaction processing and communication devices segment:

DISTRIBUTION CHANNEL                        FOCUS                                        IMPLEMENTATION
--------------------                        -----                                        --------------
ProxyMed Software and      ProxyMed has a direct sales force that               Software and Communication Products:
Communication Devices -    serves physicians, payers, pharmacies and labs.      Financial - EZ-Claims software
Direct Sales               ProxyMed licenses its proprietary software           Pharmacy - PreScribe software
                           products for use on physician desktops for           Lab - ClinScan software and systems
                           access to ProxyNet, transaction creation and         Lab - Kit series of intelligent
                           communication between healthcare                     printers
                           participants.                                        Nursing home - ProxyCare software

Electronic Commerce        ProxyMed has established its electronic              Agreements:
Partners                   commerce partner program to work with the            IDX Systems Corporation
                           nation's leading providers of physician desktop      Medical Manager Corp.
                           software, so that they may enable their existing     Eclipsys Corporation
                           applications to communicate through ProxyNet         Epic Systems Corporation
                           to payers, pharmacies and labs.

Gateway Agreements         ProxyMed connects other electronic                   Gateways:
                           transaction processing networks to ProxyNet          Kinetra
                           so that the participants on both networks can        National Data Corp.
                           communicate with each other.

Internet/World Wide        ProxyMed is establishing itself as an                Services Planned for Release by fall 1999:
Web                        Application Service Provider of financial            Lab Results Reporting
                           and clinical electronic transaction processing       Prescription Refill Authorization
                           services hosted on the web, which may be
                           accessed by any physician with an internet
                           connection.


         Physicians and nursing homes, which we describe as "front-end" customers, pay recurring network access and database subscription fees, as well as software license, purchases and service fees for our desktop equipment, software and communication devices. Payers, laboratories and pharmacies, which we describe as "back-end" customers, pay for transaction processing services on a per transaction basis.


         We generated a significant portion of our revenues from our other business segments in prior years. In 1998, however, the electronic transaction processing and communication devices segment accounted for the majority of our revenues and is expected to increase as a percentage of revenues in 1999.

         NETWORK ENGINEERING SERVICES

         We provide client-server software development services, internet access services and commercial software packages to public and private sector organizations. We also sell and support a variety of systems integration products and services from major network equipment manufacturers in a variety of technological niches, including hubs, routers, switches, remote access devices, servers, storage devices and network operating systems. This division is a full service internet access provider with network facilities in Tallahassee, Tampa and Fort Myers, Florida. We purchase computer hardware products for resale from a variety of suppliers and are not dependent upon any one supplier.

         PRESCRIPTION DRUG DISPENSING

         Our wholly-owned subsidiary, ProxyCare, Inc., is a pharmacy business which dispenses and delivers unit dose oral prescription drugs to patients residing in long-term care facilities, primarily in assisted care living facilities in South Florida. Prescriptions are delivered monthly to such facilities utilizing a variety of packaging systems, including "Medicine-On-Time," which is a packaging system that permits the dispensing of multiple prescriptions to nursing home patients. We have considered from time to time selling this subsidiary, but have no current agreements or understandings in this regard.


ACQUISITION PROGRAM

         Since 1997, we have completed the following mergers and acquisitions:


         o In March 1997, we acquired substantially all of the assets of Clinical MicroSystems, Inc., a clinical laboratory software company.

         o In April 1997, we acquired substantially all of the assets of Hayes Computer Systems, Inc., a network engineering services company.


         o In June 1997, we acquired from Walgreen Co., owner of the Walgreen's pharmacy chain, the proprietary electronic prescription software known as PreScribe.


         o In November 1997, we acquired substantially all of the assets of US HealthData Interchange, Inc., a provider of healthcare financial electronic transaction processing services.

         o In May 1998, we acquired all of the capital stock of WPJ, Inc., which did business as Integrated Medical Services, also a provider of healthcare financial electronic transaction processing services.

         o In December 1998, we acquired all of the capital stock of Key Communications Service, Inc., a provider of clinical laboratory printer and communication devices.

         o In January 1999, we acquired the electronic transaction processing assets of Specialized Medical Management, Inc., also a provider of healthcare financial electronic transaction processing services.

         We have also hired Salomon Smith Barney as our financial advisor to explore other possible strategic alternatives to raise shareholder value. During the last several months, ProxyMed has been in discussions with a few unrelated parties in this regard. No assurance can be given as to when or if ProxyMed will enter into any agreement as a result of these discussions.


                                    * * * * *



         Our principal executive offices are located at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317-7424, and our telephone number is (954) 473-1001.

                                  RISK FACTORS

         In addition to the other information in this prospectus or incorporated in this prospectus by reference, you should consider carefully the following factors in evaluating ProxyMed and our business before purchasing the common stock offered by this prospectus:


WE HAVE INCURRED LOSSES IN THE PAST AND WE EXPECT LOSSES IN THE FUTURE WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK

         We have incurred substantial losses, including losses of $11,788,000, $18,517,000 and $2,854,000 for the fiscal years ended December 31, 1998, 1997 and 1996, respectively. The fiscal 1998 loss included charges for acquired in-process research and development technology totaling $743,000 resulting from the Hayes Computer Systems acquisition. As of March 31, 1999, we had an accumulated deficit of $45,597,000. We expect to continue to incur substantial losses in the foreseeable future. We can give no assurance that we will ever achieve profitable operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

IF WE CANNOT OBTAIN NEEDED FUNDING BY THE END OF AUGUST 1999, WE MAY HAVE TO CURTAIL OUR OPERATIONS, SELL SOME OF OUR ASSETS OR TAKE ACTIONS THAT MAY DILUTE YOUR FINANCIAL INTEREST.

         Our funding needs for acquisitions and the development, marketing and sale of our products and services are significant. For example, under the Hayes Computer Systems acquisition agreement, we are required to pay $1,000,000 on or before June 30, 1999, and under the Clinical MicroSystems acquisition agreement, we are required to pay $750,000 on or before April 30, 2000. Each of these future payments, to the extent required, must be paid at least half in cash, with the balance, if any, paid by delivering unregistered shares of our common stock valued at the then market price. Also, under our agreement for the acquisition of PreScribe, we agreed to pay Walgreen's $500,000 in cash in each of June 1999 and 2000. We believe, based upon our current plans and assumptions, which includes increased expenditures for research and development, that our existing cash reserves and expected cash receipts will provide the funds necessary to satisfy these cash requirements through at least August 1999. As a result, we realize that we must seek additional financing to fund our business operations research and development activities and acquisitions after August 1999. At this time, however, we have no arrangements for, or sources of, additional financing. We can give no assurance that additional funds will be available when we need or, if available to us, will be available on terms acceptable to our management. We also note that any such additional financing may result in dilution to current shareholders. If needed financing is not obtained, we may be forced to reduce certain planned expenditures, curtail our operations or sell some of our assets.

WE DEPEND ON CONNECTIONS TO INSURANCE COMPANIES AND OTHER PAYERS, AND IF WE LOSE THESE CONNECTIONS OUR BUSINESS COULD SUFFER

         Our business is enhanced by the substantial number of payers, such as insurance companies, Medicare and Medicaid agencies, laboratories and pharmacies, to which we have electronic connections. These connections may either be made directly or through a clearinghouse or other intermediary. We have attempted to enter into suitable contractual relationships to ensure long-term payer connectivity; however, we cannot assure that we will be able to maintain our links with all payers with whom we currently have connections. In addition, we cannot assure that we will be able to develop new connections, either directly or through clearinghouses, on satisfactory terms, if at all. Lastly, certain third-party payers provide systems directly to healthcare providers, bypassing third-party processors such as us. Our failure to maintain our existing connections with payers and clearinghouses or to develop new connections as circumstances warrant, or an increase in the utilization of direct links between providers and payers, could cause our business to suffer.

EVOLVING INDUSTRY STANDARDS AND RAPID TECHNOLOGICAL CHANGES COULD RESULT IN OUR PRODUCTS BECOMING OBSOLETE AND NO LONGER IN DEMAND

         Rapidly changing technology, evolving industry standards and the frequent introduction of new and enhanced services characterize the market for our products and services. Our success will depend upon our ability to enhance our existing services, to introduce new products and services on a timely and cost-effective basis to meet evolving customer requirements, to achieve market acceptance for new products or services and to respond to emerging industry standards and other technological changes. We cannot assure that we will be able to respond effectively to technological changes or new industry standards. Moreover, we cannot assure that other companies will not develop competitive products or services, or that any such competitive products or services will not cause our business to suffer.

THE ACCEPTANCE OF ELECTRONIC TRANSACTION PROCESSING IN THE HEALTHCARE INDUSTRY IS STILL IN ITS EARLY STAGES AND, THUS, THE FUTURE OF OUR BUSINESS IS UNCERTAIN

         Our strategy anticipates that electronic processing of healthcare transactions, including transactions involving clinical, as well as financial information, will become more widespread and that providers and third-party payers increasingly will use electronic transaction processing networks for the processing and transmission of data. Electronic transmission of healthcare transactions is still developing, and complexities in the nature and types of transactions which must be processed have hindered, to some degree, the development and acceptance of electronic transaction processing in this market. We cannot assure that continued conversion from paper-based transaction processing to electronic transaction processing in the healthcare industry will occur or that, to the extent it does occur, healthcare providers and payers will use independent processors such as us. Furthermore, if electronic transaction processing extensively penetrates the healthcare market or becomes highly standardized, it is possible that competition among electronic transaction processors will focus increasingly on pricing. If competition causes us to reduce our pricing in order to retain market share, our business could suffer.

FAILURE TO SUCCESSFULLY INTEGRATE ACQUISITIONS AND REDUCE OUR OPERATING EXPENSES COULD CAUSE OUR FUTURE FINANCIAL RESULTS TO SUFFER

         The successful integration of the businesses we have acquired and will acquire is critical to our success. Integrating the management and operations of these businesses is time consuming, and we cannot guarantee we will achieve any of the anticipated synergies and other benefits expected to be realized from the acquisitions. Although we have not experienced any material difficulties integrating operations in our previous acquisitions, we may face any one or more of the following difficulties:

         o difficulty integrating the financial, operational and administrative functions of acquired businesses, especially those as large as us;

         o difficulty integrating the products and services of acquired businesses with our own offerings;

         o delays in realizing the benefits of our strategies for an acquired business which fails to perform in accordance with expectations;

         o diversion of management's attention from our existing operations since acquisitions often require substantial time of our management;

         o accounting for amortization of acquired intangible assets which impacts our financial performance going-forward;

         o inability to retain key employees necessary to continue the operations of the acquired businesses due to their perceived lack of ongoing independence; and

         o acquiring businesses with unknown liabilities, problems related to the Year 2000, software bugs or adverse litigation and claims.

         Any failure to successfully integrate acquisitions and reduce operating expenses could cause our future financial results to suffer and could hinder our ability to acquire other businesses or otherwise execute our growth strategy.

OUR BUSINESS COULD SUFFER IF COMMERCIAL USERS DO NOT ACCEPT OUR NEW INTERNET ELECTRONIC TRANSACTION PROCESSING SOLUTIONS

         Our new distribution strategy depends on the adoption of our internet electronic transaction processing solutions by physicians and physician offices. Our business could suffer dramatically if internet solutions in the healthcare sector are not accepted or not perceived to be effective. The internet may prove not to be a viable commercial marketplace for a number of reasons, including:

         o inadequate development of the necessary infrastructure for communication speed, access and server reliability;

         o security and confidentiality concerns;

         o lack of development of complementary products, such as high-speed modems and high-speed communication lines;

         o implementation of competing technologies;

         o delays in the development or adoption of new standards and protocols required to handle increased levels of internet activity; and

         o possible governmental regulation.

         We expect internet use to grow in number of users and volume of traffic. The internet infrastructure may be unable to support the demands placed on it by this continued growth. Growth in the demand for our new internet applications and services depends on the adoption of internet solutions by healthcare participants, which requires the acceptance of a new way of conducting business and exchanging information. The healthcare industry, in particular, relies on legacy systems that may be unable to benefit from our new internet-based platform. Customers using legacy and client-server systems may refuse to adopt our new internet-based systems when they have made extensive investment in hardware, software and training for older systems, which would cause our business to suffer.

PROPOSED HEALTHCARE LEGISLATION AND CHANGES TO EXISTING LAWS COULD CAUSE OUR BUSINESS TO SUFFER IN THE FUTURE

         Our customers are subject to extensive and frequently changing federal and state healthcare laws and regulations. Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. Potential reform legislation may include:

         o mandated basic healthcare benefits;

         o controls on healthcare spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid reimbursement;

         o the creation of large insurance purchasing groups; and

         o fundamental changes to the healthcare delivery system.

         The federal Health Insurance Portability and Accountability Act of 1996, known as HIPAA for short, mandates the use of standard transactions, standard identifiers, security and other provisions for electronic claims transactions by the Year 2000. HIPAA specifically designates clearinghouses (including us and other financial network operators) as the compliance facilitators for healthcare providers and payers. Clearinghouses are given the freedom to utilize non-standard transactions and convert them to the mandated standards on behalf of their customers. We intend to comply with the mandated standards as soon as practicable after they have been adopted and published. However, the success of our compliance efforts may be dependent on the success of providers, payers and others in dealing with the standards.

         We anticipate Congress and some state legislatures will continue to review and assess alternative healthcare delivery systems and payment methods and public debate of these issues will likely continue in the future. Due to uncertainties as to these reform initiatives and their enactment and implementation, we cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on us, and it is possible that the impact they have on us could cause our business to suffer.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE IN THE VERY COMPETITIVE HEALTHCARE ELECTRONIC TRANSACTION PROCESSING INDUSTRY

         We face competition from many healthcare information systems companies and other technology companies. Many of our competitors are significantly larger and have greater financial resources than we do and have established reputations for success in implementing healthcare electronic transaction processing systems. We are also aware that other transaction processing companies have targeted this industry for growth, including the development of new technologies utilizing an internet-based system. We cannot assure that we will be able to compete successfully with these companies or that these or other competitors will not commercialize products, services or technologies that render our products, services or technologies obsolete or less marketable.

         We also believe that most physicians will ultimately subscribe to only one electronic transaction processing service provider. Consequently, it is our belief that the key to competitive success will be our ability to control physicians' desktops by offering a comprehensive set of electronic financial and clinical transactions and locking in the physicians to mutually beneficial long-term agreements. However, we cannot assure that we will win this race to provide "one-stop shopping," or that this belief about physicians' preference for "one-stop shopping" will prove correct. Due to advances in technology, changes in attitudes and other factors, physicians may ultimately prefer to use multiple electronic transaction processing services and may elect to change their electronic transaction processing services frequently rather than settling long-term for one provider. If this were to happen, our business could suffer.

WE HAVE IMPORTANT BUSINESS RELATIONSHIPS WITH OTHER COMPANIES TO MARKET AND SELL SOME OF OUR CLINICAL PRODUCTS AND SERVICES WHICH HAVE NOT RESULTED IN SIGNIFICANT SALES YET AND MAY NEVER DO SO

         For the marketing and sale of some of our clinical products and services, we entered into important business relationships with other companies, through our electronic commerce partner program with physician office management information system vendors and electronic medical record vendors and through other agreements. These important business relationships, which have required and will continue to require significant commitments of effort and resources, have yet to generate substantial recurring revenue, and we cannot assure that they will ever generate substantial recurring revenue. Most of these relationships are on a non-exclusive basis, and we cannot assure that our electronic commerce partner and other strategic partners, most of whom have significantly greater financial and marketing resources than we do, will not develop and market products and services in competition with us in the future or will not otherwise discontinue their relationship with us. Also, our arrangements with some of our partners involve negotiated payments to the partners based on percentages of revenues generated by the partners. If the payments prove to be too high, we may be unable to realize acceptable margins, but if the payments prove to be too low, the partners may not be motivated to produce a sufficient volume of revenues. The success of our important business relationships will depend in part upon our partners' own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and marketed by such partners. If any such partners are unsuccessful in marketing our products, our business could suffer.

WE DEPEND ON GOVERNMENT SALES CONTRACTS WITH THE STATE OF FLORIDA FOR A LARGE PART OF OUR TOTAL SALES BUT THESE CONTRACTS MAY BE CANCELLED AT ANY TIME

         In fiscal 1998, approximately 87% of our network engineering revenues were to agencies and departments of the State of Florida, and these revenues represented approximately 32% of total revenues for fiscal 1998. In fiscal 1997, approximately 91% of our network engineering services division revenues were to agencies and departments of the State of Florida, representing approximately 65% of total revenues for 1997. The State of Florida typically awards contracts on an annual fiscal-year basis with early cancellation rights, and renewal of these contracts will depend on many factors outside our control, including competitive factors, changes in government personnel making contract decisions and political factors. Although we are not aware of any decision by the state to discontinue doing business with us, the loss or non-renewal of these government contracts would cause our business to suffer.

OUR CLINICAL TRANSACTION PRODUCTS AND SERVICES HAVE YET TO BE TESTED ON A LARGE SCALE AND COULD FAIL UNDER A HEAVY CUSTOMER LOAD

         The quality of our clinical transaction products and services is important to our business. Although we have completed the development of most of our clinical transaction products and services and our electronic transaction processing network, which we believe efficiently perform the principal functions for which they have been designed, our clinical transaction products and services and the network are currently being utilized only by a limited number of customers for these transactions. We cannot assure that, upon widespread commercial use of our clinical transaction products and services, they will satisfactorily perform all of the functions for which we have designed them or that unanticipated technical or other errors will not occur which would result in increased costs or material delays. Any of these errors could delay our plans, result in harmful publicity or cause us to incur substantial remedial costs, all of which could cause our business to suffer.

COMPUTER NETWORK SYSTEMS LIKE OURS COULD SUFFER SECURITY AND PRIVACY BREACHES THAT COULD HARM OUR CUSTOMERS AND US

         We currently operate servers and maintain connectivity from multiple facilities. Despite our implementation of network security measures, such as limiting physical and network access to routers, our infrastructure may be vulnerable to computer viruses, break-ins and similar disruptive problems caused by customers or other users. Computer viruses, break-ins or other security problems could lead to interruption, delays or cessation in service to our customers. These problems could also potentially jeopardize the security of confidential information stored in the computer systems of our customers, which may deter potential customers from doing business with us and give rise to uncertain liability to users whose security or privacy has been infringed. The security and privacy concerns of existing and potential customers may inhibit the growth of the healthcare information services industry in general, and our customer base and business in particular. A significant security breach could result in loss of customers, damage to our reputation, direct damages, costs of repair and detection and other expenses. The occurrence of any one of these events could cause our business to suffer.

WE DEPEND ON UNINTERRUPTED COMPUTER ACCESS FOR OUR CUSTOMERS, WHICH WE CANNOT GUARANTEE

         Our success is dependent on our ability to deliver high-quality, uninterrupted computer networking and hosting, requiring us to protect our computer equipment and the information stored in servers against damage by fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. Although we plan to develop back-up site capability and have a program to manage technology to reduce risks in the event of a disaster, including periodic "back-ups" of our computer programs and data, any damage or failure that causes prolonged interruptions in our operations could have a significant adverse effect on our business. In particular, a system failure, if prolonged, could result in reduced revenues, loss of customers and damage to our reputation, any of which could cause our business to suffer. While we carry property and business interruption insurance to cover operations, the coverage may not be adequate to compensate us for losses that may occur.

WE MAY NOT BE ABLE TO DEVELOP NEW TECHNOLOGIES THAT ARE ACCEPTABLE TO OUR CUSTOMERS WHICH COULD CAUSE OUR LONG-TERM COMMERCIAL PROSPECTS TO SUFFER

         The market for our products and services is characterized by ongoing technological development and evolving industry standards, including internet-based systems. Our success will depend on our ability to enhance current products and services and introduce new products and services that address technological and market developments and satisfy the increasingly sophisticated needs of our customers. We cannot assure that we will be successful in developing, acquiring and marketing, on a timely basis, fully functional product and service enhancements or new products and services that respond to the technological advances by others, or that our new products and services will be accepted by customers. From time to time, we or our competitors may announce new products, services or technologies that have the potential to replace our existing products, services and technologies. We cannot assure that the announcement of new products, services or technologies will not cause customers to defer purchases of our existing products and services, which could cause our business to suffer.

FAILURE OF OUR CUSTOMERS AND BUSINESS PARTNERS TO BE YEAR 2000 COMPLIANT COULD CAUSE OUR BUSINESS TO SUFFER

         We are in the final stages of testing all of our products, systems and equipment for potential Year 2000 problems. Despite testing by us and our customers, our products, systems and equipment may contain undetected errors or defects associated with Year 2000 date functions that could result in delay or loss of revenue, diversion of development resources, damage to our reputation or increased service and warranty costs, any of which could cause our business to suffer. Some commentators have predicted significant litigation regarding Year 2000 compliance issues. Because of the unprecedented nature of such litigation, it is uncertain whether or to what extent it may impact us. To the extent that we are not able to test the technology provided by third-party vendors, we have requested representations from key vendors and our service providers that their systems are Year 2000 compliant. Although we are not aware of any significant operational issues or costs associated with preparing our internal systems for the Year 2000, we may experience significant unanticipated problems and costs caused by undetected errors or defects in the technology used in our internal systems, which include our own software and hardware technology. We have notified customers of our Year 2000 readiness plan and their responsibility to assure that their own systems are Year 2000 compliant. We do not have information concerning their Year 2000 compliance status. As is the case with other similarly-situated companies, if our customers or electronic commerce partners or their end-users fail to achieve Year 2000 compliance or divert technology expenditures to address Year 2000 compliance problems, our business could suffer.

OUR PRODUCTS EMPLOY PROPRIETARY INFORMATION AND TECHNOLOGY WHICH MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES

         In large part, our success is dependent on our proprietary information and technology. We rely on a combination of contract, copyright, trademark and trade secret laws and other measures to protect our proprietary information and technology. We have federal trademark registrations for ProxyScript, ClinScan and ProxyCare have filed trademark applications for PreScribe, ProxyNet and RxReceive. We have no patents. As part of our confidentiality procedures, we generally enter into nondisclosure agreements with our employees, distributors and customers, and limit access to and distribution of our software, databases, documentation and other proprietary information. We cannot assure that the steps taken by us will be adequate to deter misappropriation of our proprietary rights or that third parties will not independently develop substantially similar products, services and technology. Although we believe our products, services and technology do not infringe on any proprietary rights of others, as the number of software products available in the market increases and the functions of those products further overlap, software developers may become increasingly subject to infringement claims. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could cause our business to suffer.

OUR LIABILITY INSURANCE MAY NOT BE ADEQUATE IN A CATASTROPHIC SITUATION

         Our business exposes us to potential liability risks that are unavoidably part of being in the healthcare electronic transaction processing industry. Because many of our products and services relate to prescribing drugs and filling prescriptions, and an error by any party in the process could result in substantial injury to a patient. As a result, our liability risks are significant. We cannot assure that our insurance will be sufficient to cover potential claims arising out of our current or proposed operations, or that our present level of coverage will be available in the future at a reasonable cost. A partially or completely uninsured claim against us, if successful and of sufficient magnitude, could cause our business to suffer. Also, the inability to obtain insurance of the type and in the amounts we require could generally impair our ability to market our products and services.

WE MAY NOT BE ABLE TO RETAIN OUR KEY PERSONNEL OR ATTRACT QUALIFIED PERSONNEL WHO WE NEED TO SUCCEED

         Our success is largely dependent on the personal efforts of Harold S. Blue, our Chairman and Chief Executive Officer, John Paul Guinan, our Co-President, Danny Hayes, President of our Hayes Computer Systems Division, and Jeff K. Carpenter, President and Chief Executive Officer of Key Communications, our subsidiary. Although we have entered into employment agreements with these and a few other senior executives, the loss of any of their services could cause our business to suffer. We have obtained for our benefit "key person" insurance on the lives of Messrs. Blue and Guinan in the amount of $1,000,000 each. Our success is also dependent upon our ability to hire and retain qualified marketing, operations, development and other personnel. Competition for qualified personnel in the healthcare information services industry is intense, and we cannot assure that we will be able to hire or retain the personnel necessary for our planned operations.

OUR MANAGEMENT AND BELLINGHAM OWN A SUBSTANTIAL AMOUNT OF OUR STOCK AND ARE CAPABLE OF INFLUENCING OUR AFFAIRS

         As of the date of this prospectus, our officers and directors beneficially own approximately 25.2% of our outstanding common stock, and Bellingham Industries Inc., an offshore investment fund, beneficially owns approximately 35.7% of our outstanding common stock. As a result, these shareholders substantially influence the management and affairs of ProxyMed and, if acting together, control most matters requiring the approval by our shareholders including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transactions. The concentration of ownership may delay or prevent a change of control of ProxyMed at a premium price.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED PREFERRED STOCK WHICH, IF ISSUED, MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR SHAREHOLDERS

         Our Articles of Incorporation authorize the issuance of 2,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as our Board of Directors may determine from time to time. None of these preferred shares are outstanding as of the date of this prospectus. Without shareholder approval, our Board of Directors is empowered to issue shares of our preferred stock with dividend, liquidation, conversion, voting and other rights that could lessen the value, voting power or other rights of holders of common stock. Also, issuance of shares of our preferred stock could be utilized, under some circumstances, as a method of discouraging, delaying or preventing a change of control of this company at a premium price which would be beneficial to our shareholders. Although we have no present intention to issue any shares of our preferred stock, we cannot assure that we will not do so in the future.

INVESTORS SHOULD NOT ANTICIPATE RECEIVING CASH DIVIDENDS ON OUR COMMON STOCK

         We currently anticipate retaining all of our future earnings, if any, for use in the operation and expansion of our business, and do not plan to pay any cash dividends on shares of our common stock in the foreseeable future. Potential investors who anticipate a need for dividends should not invest in this stock.

OUR COMMON STOCK PRICE HAS FLUCTUATED CONSIDERABLY AND MAY NOT APPRECIATE IN
VALUE

         The market price of shares of our common stock has fluctuated substantially in recent years and is likely to fluctuate significantly from its current level. In 1998, for example, the closing market price of our shares ranged from a low of $5.25 per share to a high of $17.13 per share, and during 1999, our closing share price has ranged from a low of $8.50 per share to a high of $19.50 per share. Future announcements concerning the introduction of new products, services or technologies or changes in product pricing policies by us or our competitors or changes in earnings estimates by analysts, among other factors, could cause the market price of our common stock to fluctuate substantially. Also, stock markets have experienced extreme price and volume volatility in the last year. This volatility has had a substantial effect on the market prices of securities of many public companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may also cause declines in the market price of our common stock. Investors seeking short-term liquidity should be aware that we cannot assure that the stock price will appreciate in value or, as noted above, that cash dividends will be paid.

SALES OF SHARES UNDERLYING OUR STOCK OPTIONS AND WARRANTS MAY DEPRESS THE PRICE OF OUR COMMON STOCK

         As of the date of this prospectus, we had outstanding stock options and warrants to purchase an aggregate of 2,923,210 shares of our common stock at exercise prices ranging from $3.06 to $13.63 per share. Stock options and warrants to purchase 2,247,370 shares are vested as of this date. Holders of these options are likely to exercise them, if at all, at a time when they could otherwise obtain a price for the sale of shares of our common stock that is higher than the option exercise price. Such exercise or the possibility of such exercise may impede us if we later seek financing through the sale of additional securities. Under pending shelf registration statements, holders may resell a substantial number of the shares into which the stock options and warrants are exercisable. Sales of common stock made under the shelf registrations or Rule 144, or otherwise, may have a depressive effect on the then prevailing market price of our common stock.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:


         (1) Our Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Amendment No. 1;

         (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended by Amendment No. 1;

         (3) Our Current Report on Form 8-K dated December 31, 1998 (relating to the Key Communications merger);

         (4) Our Current Report on Form 8-K dated May 19, 1998 (relating to the Integrated Medical Services acquisition);

         (5) Our definitive Proxy Statement, dated May 21, 1998, filed in connection with our 1998 Annual Meeting of Shareholders; and

         (6) The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC under Section 12 of the Exchange Act, which was declared effective August 5, 1993, including any amendments or reports filed for the purpose of updating the description.


         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           ProxyMed, Inc.
                           2555 Davie Road, Suite 110
                           Fort Lauderdale, Florida  33317
                           Attn:    Frank M. Puthoff, Esq.
                                    Executive Vice President and
                                    Chief Legal Officer
                           Tel: (954) 473-1001, ext. 300

                           FORWARD-LOOKING INFORMATION

         This prospectus, including the information incorporated by reference, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors beginning on page 6 and others detailed from time to time in our periodic reports filed with the SEC.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares of common stock by any of the selling shareholders.


         We estimate that our expenses in connection with the filing of this registration statement will be approximately $40,000.


                              SELLING SHAREHOLDERS

GENERAL


         Jeff K. Carpenter, A. Thomas Hardy and Carl W. Garmon received their shares of ProxyMed common stock in our December 1998 merger with Key Communications. They are the former stockholders of Key Communications. Each of them has remained with Key Communications following the merger and has retained his respective title. Jeff K. Carpenter continues to be the President and Chief Executive Officer of Key Communications, while A. Thomas Hardy and Carl W. Garmon continue to be its Executive Vice President and Chief Financial Officer and its Executive Vice President of Marketing, respectively.

         None of the selling shareholders has held any position or office or had any other material relationship with ProxyMed (other than Messrs. Carpenter, Hardy and Garmon in connection with and following the Key Communications merger) within the past three years. All of the selling shareholders are participating in this offering pursuant to contractual registration rights previously granted to them. We have agreed to file and maintain the effectiveness of the registration statement (of which this prospectus forms a part) and to pay all fees and expenses incident to the registration of this offering, including all registration and filing fees, all fees and expenses of complying with state blue sky or securities laws, all costs of preparation of the registration statement and fees and disbursements of our counsel and independent public accountants.


SELLING SHAREHOLDER TABLE


         The table below lists, in each case as of June 15, 1999:


         1.  the name of each selling shareholder;

         2.  the number of shares each selling shareholder beneficially owns;

         3. how many shares of common stock the selling shareholder may resell under this prospectus; and

         4. assuming each selling shareholder sells all the shares listed next to its name, how many shares of common stock each selling shareholder will beneficially own after completion of the offering.

         Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by officers, directors and principal shareholders. Except as otherwise indicated, ProxyMed believes that the persons named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

         We may amend or supplement this prospectus from time to time in the future to update or change this list of selling shareholders and shares which may be resold.

                                             BENEFICIAL OWNERSHIP                              BENEFICIAL OWNERSHIP
                                             BEFORE THE OFFERING       SHARES THAT MAY BE       AFTER THE OFFERING
                                             --------------------         SOLD IN THE        ----------------------
SELLING SHAREHOLDER                          SHARES       PERCENT           OFFERING         SHARES        PERCENT
-------------------                          ------       -------      ------------------    ------        -------
Jeff K. Carpenter                            624,119        3.4%              550,119       74,000         *
2633 Grant Line Road
New Albany, Indiana 47151

A. Thomas Hardy                              624,118        3.4%              550,118       74,000         *
2633 Grant Line Road
New Albany, Indiana 47151

Carl W. Garmon                               624,119        3.4%              550,119       74,000         *
2633 Grant Line Road
New Albany, Indiana 47151

Gerald B. Cramer 1997 Charitable              56,292        *                  52,959       3,333          *
   Remainder Unitrust
Gerald B. Cramer, Trustee
Cramer Rosenthal McGlynn LLC
707 Westchester Avenue
White Plains, NY 10604

Gerald and Daphna Cramer 1997                 56,292        *                  52,959       3,333          *
   Charitable Remainder Unitrust
Gerald B. Cramer, Trustee
Cramer Rosenthal McGlynn LLC
707 Westchester Avenue
White Plains, NY 10604

Siam Partnership II                           17,652        *                  17,652       -              -
c/o JF Shea & Co., Inc.
655 Brea Canyon Road
P.O. Box 489
Walnut, CA 91789

Tahoe Partnership I                           17,652        *                  17,652       -              -
c/o JF Shea & Co., Inc.
655 Brea Canyon Road
P.O. Box 489
Walnut, CA 91789


                                             BENEFICIAL OWNERSHIP                              BENEFICIAL OWNERSHIP
                                             BEFORE THE OFFERING       SHARES THAT MAY BE       AFTER THE OFFERING
                                             --------------------         SOLD IN THE        ----------------------
SELLING SHAREHOLDER                          SHARES       PERCENT           OFFERING         SHARES        PERCENT
-------------------                          ------       -------      ------------------    ------        -------
E&M RP Trust                                  17,652        *                  17,652       -              -
c/o JF Shea & Co., Inc.
655 Brea Canyon Road
P.O. Box 489
Walnut, CA 91789

Michael Bollag                                52,959        *                  52,959       -              -
c/o Comsup, Inc.
7 East Mission, Suite B
Santa Barbara, CA 93101

BNB Associates Investments, LP                52,959        *                  52,959       -              -
c/o Benjamin Bollag
3208 Campanil Drive
Santa Barbara, CA 93109

Robert Priddy                                 52,958        *                  52,958       -              -
c/o Commonwealth Associates
830 Third Avenue
New York, NY  10022

-------------------------
*    Less than one percent.


         The shares of our common stock owned by each of Messrs. Carpenter, Hardy and Garmon before the offering include 30,000 previously registered shares of our common stock, as well as stock options to purchase 44,000 shares of our common stock, all of which are currently exercisable.


                              PLAN OF DISTRIBUTION

         The selling shareholders, including any donee, pledgee or other successor in interest who is selling shares received from a named selling shareholder after the date of this prospectus, or their designated agents, dealers or underwriters, may sell shares of our common stock in one or more transactions, which may involve block transactions,

         1.  on the Nasdaq National Market,

         2. on such other markets or exchanges on which our common stock may from time to time be trading,

         3.  in privately-negotiated transactions,

         4. through the writing of options on the shares of common stock or short sales or

         5.  through any combination of these methods.

         Sales may be at market prices at the time of sale, at prices related to the market price or at negotiated prices. A selling shareholder may also attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then current market price. Some or all of the shares of common stock offered by this prospectus may not be sold by the selling shareholders. There is no agreement between us and the selling shareholders that restricts their right to sell shares of our common stock at any time.

         Offers to purchase the common stock may be solicited directly by the selling shareholders or by brokers, dealers or agents designated by the selling shareholders from time to time. Any such broker, dealer or agent, which may be deemed to be an "underwriter" as that term is defined under the Securities Act, involved in the offer or sale of the common stock pursuant to which this prospectus is delivered, to the extent required, will be named, and any applicable commissions or discounts with respect to the offer will be set forth, in an amended or supplemented prospectus. Unless otherwise indicated in an amended or supplemented prospectus, any such broker, dealer or agent will be acting on a best efforts basis for the period of its appointment. The selling shareholders cannot presently estimate the amount of commissions or discounts, if any, that will be paid by them on account of their sale of common stock from time to time.

         Also, the selling shareholders and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder. These provisions may limit the timing of purchases and sales of any shares of common stock by the selling shareholders or any other such person. This may affect the marketability of the shares of common stock.


         ProxyMed has agreed to indemnify the named selling shareholders against liabilities they may incur because of an untrue or alleged untrue statement of a material fact contained in this prospectus or the omission or alleged omission to state in the prospectus a material fact required to be stated in the prospectus, or necessary to make the statements in this prospectus not misleading. However, we will not be required to indemnify any selling shareholder for liabilities that we incur based on our reliance on written information that the selling shareholder has furnished to us expressly for use in this prospectus. Likewise, the selling shareholders have agreed to indemnify ProxyMed against liabilities that we incur as a result of any statement or omission made in this prospectus based on written information that the selling shareholder has provided us for use in this prospectus. None of Messrs. Carpenter, Hardy or Garmon, however, will be liable to us for amounts in excess of the net proceeds from the sale of 10% of the number of shares each received in the acquisition and are registered for resale pursuant to this prospectus.

         We have agreed to use our best efforts to keep the registration statement, of which this prospectus constitutes a part, effective until the earlier of 18 months or when the selling shareholders have sold all of the shares of their registered common stock pursuant to an effective registration statement and delivery of this prospectus and, when applicable, in accordance with Rule 144 under the Securities Act.


         If we are notified by a selling shareholder that any arrangement has been made with a broker-dealer for the sale of shares of our common stock through a block trade using one of the methods listed above, a supplement to this prospectus will be filed, if required, disclosing:

         o the name of each selling shareholder and of the participating broker-dealer(s),

         o   the number of shares involved,

         o   the price at which such shares were sold,

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         o that such broker-dealers(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and

         o   other facts material to the transaction.

         In addition, if we are notified by a selling shareholder that a donee, pledgee or other successor in interest intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed.

                                  LEGAL OPINION

         Greenberg Traurig, P.A., New York, New York and Miami, Florida, will issue for us an opinion about the legality of the shares.

                                     EXPERTS


         The consolidated balance sheets of ProxyMed as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows of ProxyMed for each of the three years in the period ended December 31, 1998, that are incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on that firm's authority as experts in accounting and auditing.

         The balance sheets of Integrated Medical Services as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows of Integrated Medical Services for each of the three years in the period ended December 31, 1997, that are incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on that firm's authority as experts in accounting and auditing.

         The balance sheets of Key Communications as of April 30, 1998 and 1997, and the related statements of income, stockholders' equity and cash flows for the years then ended, that are incorporated by reference in this prospectus have been so incorporated in reliance on the report of McCauley, Nicolas & Company, LLC, independent accountants, given on that firm's authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                                            TO BE PAID
                                                                                              BY THE
                                                                                            REGISTRANT
                                                                                            ----------
        SEC registration fee..........................................................        $ 8,412
        Accounting fees and expenses..................................................         11,000
        Legal fees and expenses.......................................................         16,000
        Miscellaneous expenses........................................................          4,588
                                                                                              -------
                 Total................................................................        $40,000
                                                                                              =======


ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of ProxyMed or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.


         Article VII of ProxyMed's Restated Articles of Incorporation and
Article VII of ProxyMed's Bylaws provide for indemnification of the directors, officers, employees and agents of ProxyMed (including the advancement of expenses) to the fullest extent permitted by Florida law. In addition, ProxyMed has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.


         ProxyMed's employment agreements with its principal executive officers limit their personal liability for monetary damages for breach of their fiduciary duties as officers and directors, except for liability that cannot be eliminated under the Florida Business Corporation Act.

ITEM 16.      EXHIBITS

         The following exhibits are filed with this Registration Statement:

 EXHIBIT NO.                                   DESCRIPTION OF DOCUMENT
------------                                   -----------------------
    2.1         Stock Purchase Agreement, dated April 24, 1998, between ProxyMed, Inc. and WPJ, Inc. (1)

    2.2         Merger Agreement, dated as of December 30, 1998, between ProxyMed, Inc., ProxyMed Acquisition Corp.
                and Key Communications Service, Inc. (2)

    5.1         Opinion of Greenberg Traurig, P.A.

   23.1         Consent of Greenberg Traurig, P.A. (included in the opinion filed as Exhibit 5.1).

   23.2         Consent of PricewaterhouseCoopers LLP (ProxyMed).

   23.3         Consent of PricewaterhouseCoopers LLP (WPJ).

   23.4         Consent of McCauley, Nicolas & Company, LLC (Key).

   24.1 Power of Attorney (set forth on signature page of the Registration
Statement).

--------------------

(1) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated May 19, 1998.

(2) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated December 31, 1998.

ITEM 17.      UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 16, 1999.


                                 PROXYMED, INC.

                                 By: /s/ HAROLD S. BLUE
                                     ----------------------------------
                                         Harold S. Blue
                                         Chairman of the Board
                                         and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                       TITLE                                      DATE
----------                                       -----                                      ----
/s/ HAROLD S. BLUE                          Chairman of the Board and                   June 16, 1999
----------------------------                Chief Executive Officer
Harold S. Blue                              (principal executive officer)

/s/ JOHN PAUL GUINAN*                       Co-President and Director                   June 16, 1999
----------------------------
John Paul Guinan

/s/ BENNETT MARKS                           Co-President,                               June 16, 1999
----------------------------                Chief Financial
Bennett Marks                               Officer and Director
                                            (principal financial
                                            and accounting officer)

/s/ PETER A. A. SAUNDERS*                   Director                                    June 16, 1999
----------------------------
Peter A.A. Saunders

/s/ SAMUEL X. KAPLAN*                       Director                                    June 16, 1999
----------------------------
Samuel X. Kaplan

/s/ KEVIN E. MOLEY                          Director                                    June 16, 1999
----------------------------
Kevin E. Moley

/s/ BERTRAM J. POLAN*                       Director                                    June 16, 1999
----------------------------
Bertram J. Polan

/s/ EUGENE R. TERRY*                        Director                                    June 16, 1999
----------------------------
Eugene R. Terry

*By:  /s/ FRANK M. PUTHOFF
    ------------------------
       Attorney-in-Fact

                                INDEX TO EXHIBITS

 EXHIBIT NO.                               DESCRIPTION OF DOCUMENT                                    PAGE
------------                               -----------------------                                    ----
    2.1        Stock Purchase Agreement, dated April 24, 1998, between ProxyMed, Inc. and
               WPJ, Inc. (1)

    2.2        Merger Agreement, dated as of December 30, 1998, between ProxyMed, Inc.,
               ProxyMed Acquisition Corp. and Key Communications Service, Inc. (2)

    5.1        Opinion of Greenberg Traurig, P.A.

   23.1        Consent of Greenberg Traurig, P.A. (included in the opinion filed as Exhibit
               5.1).

   23.2        Consent of PricewaterhouseCoopers LLP (ProxyMed).
   23.3        Consent of PricewaterhouseCoopers LLP (WPJ).
   23.4        Consent of McCauley, Nicolas & Company, LLC (Key).

   24.1        Power of Attorney (set forth on signature page of the Registration Statement).

--------------------

(1) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated May 19, 1998.

(2) Incorporated by reference to the exhibits filed with Current Report on Form 8-K dated December 31, 1998.